UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 23, 2026

MODULAR MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

001-41277

(Commission File Number)

Nevada	87-0620495
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(Address of principal executive offices, with zip code)

(858) 800-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the increase in authorized shares contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2026, Modular Medical, Inc. (the “Company”) filed a certificate of amendment to its Amended and Restated Articles of Incorporation (as amended, the “Amended and Restated Certificate of Incorporation”) (the “Charter Amendment”), with the secretary of state of the state of Nevada to increase the Company’s authorized shares of common stock from 100,000,000 to 250,000,000. The Charter Amendment was approved by the shareholders at the Company’s fiscal 2026 annual meeting of shareholders held on January 23, 2026 (the “Annual Meeting”), as disclosed in Item 5.07 of this Current Report on Form 8-K. The foregoing description of the Charter Amendment is not complete and is subject to, and qualified in its entirety by, the complete text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 23, 2026, the Company held the Annual Meeting, and a quorum for the transaction of business was present in person virtually or represented by proxy, which represented approximately 69% of the Company’s outstanding shares of common stock entitled to vote at the Annual Meeting. The Company’s shareholders voted on six proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 8, 2026.

Summarized below are the final voting results for each proposal submitted to a vote of the shareholders at the Annual Meeting.

●	Proposal 1 - Election of directors to serve until the next annual meeting of shareholders.

	For	Against	Abstention/ Withheld	Broker Non-Vote
Duane DeSisto	41,231,246	439,190	92,492	12,223,897
Paul DiPerna	37,167,499	4,539,652	55,777	12,223,897
Steven Felsher	39,752,504	1,926,927	83,497	12,223,897
Morgan Frank	39,094,222	2,586,244	82,462	12,223,897
Jeffrey Goldberg	41,526,479	153,683	82,766	12,223,897
Philip Sheibley	39,769,330	1,911,136	82,462	12,223,897
Carmen Volkart	41,376,098	304,385	82,445	12,223,897
Ellen O’Connor Vos	37,561,568	4,091,776	109,584	12,223,897

All of the foregoing candidates were elected to serve as directors until the next annual meeting of shareholders and until the election and qualification of her or his successor or earlier resignation or removal.

●	Proposal 2 – Amendment of the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio determined by the board of directors within a specified range, without reducing the authorized number of shares of the Company’s common stock, to be effected in the sole discretion of the board of directors at any time within one year of the date of the Annual Meeting without further approval or authorization of the shareholders

For	Against	Abstain	Broker Non-Vote
50,603,334	3,373,598	9,893	-

The foregoing proposal was approved.

●	Proposal 3 – Amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares.

For	Against	Abstain	Broker Non-Vote
46,750,908	5,042,356	2,193,561	-

The foregoing proposal was approved.

●	Proposal 4 – Amendment of the Amended and Restated 2017 Equity Incentive Plan, as amended, to increase the number of shares currently reserved for issuance thereunder by 3,000,000 shares.

For	Against	Abstain	Broker Non-Vote
35,384,680	5,800,168	578,080	12,223,987

The foregoing proposal was approved.

●	Proposal 5 – Approval, on a non-binding advisory basis, of the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Vote
37,856,002	3,276,127	630,799	12,223,897

The foregoing proposal was approved.

●	Proposal 6 – Ratification of the audit committee’s appointment of Farber Hass Hurley LLP as independent registered public accounting firm for the fiscal year ending March 31, 2026.

For	Against	Abstain	Broker Non-Vote
53,269,234	86,531	631,060	-

The foregoing proposal was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of Modular Medical, Inc., filed with the Secretary of State of the State of Nevada on January 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODULAR MEDICAL, INC.

Date: January 23, 2026	By:	/s/ James Besser
James Besser Chief Executive Officer

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